
     As filed with the Securities and Exchange Commission on June 20, 1997.
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                           STEWART ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)
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

         Louisiana                               110 Veterans Memorial Boulevard                                72-0693290
      (State or other                               Metairie, Louisiana 70005                                 (I.R.S. Employer
jurisdiction of incorporation                            (504) 837-5880                                    Identification Number)
      or organization)                   (Address, including zip code, and telephone number,
                                  including area code, of registrant's principal executive offices)

                             Joseph P. Henican, III
                          Chief Executive Officer and
                           Vice Chairman of the Board
                           Stewart Enterprises, Inc.
                                P. O. Box 19925
                         New Orleans, Louisiana  70179
                                 (504) 837-5880
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

         L. R. McMillan, II                           Ronald J. Frappier
      Jones, Walker, Waechter,                        Jenkens & Gilchrist
Poitevent, Carrere & Denegre, L.L.P.              A Professional Corporation
       201 St. Charles Avenue                    1445 Ross Avenue, Suite 3200
 New Orleans, Louisiana  70170-5100                Dallas, Texas  75202-2711


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

                             ---------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [x] Registration No. 333-27771

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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

============================================================================================================
                                          AMOUNT
TITLE OF EACH CLASS OF SECURITIES         TO BE         OFFERING PRICE      AGGREGATE         AMOUNT OF
       TO BE REGISTERED               REGISTERED(1)       PER SHARE      OFFERING PRICE   REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
Class A Common Stock                 1,092,500 shares         $36.375     $39,739,688           $12,043
============================================================================================================
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(1)  Includes 142,500 shares subject to the Underwriters' over-allotment option granted by the Company.  See "Underwriting."

================================================================================

    The contents of the Registration Statement on Form S-3 (Registration No. 333-27771), registering 5,462,500 shares of Class A common stock, no par value per share, of Stewart Enterprises, Inc., are hereby incorporated by reference herein. Filed as exhibits hereto are the following opinions and consents.

   5    Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P.

  23.1  Consent of Coopers & Lybrand L.L.P.

  23.2 Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P. (included in Exhibit 5).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on June 19, 1997.

                                         STEWART ENTERPRISES, INC.

                                         By:     /s/ Joseph P. Henican, III
                                             -----------------------------------
                                              Joseph P. Henican, III
                                              Chief Executive Officer and
                                              Vice Chairman of the Board



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


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
            SIGNATURE                                TITLE                       DATE
----------------------------------  ---------------------------------------  -------------

             *                            Chairman of the Board
----------------------------------
     Frank B. Stewart, Jr.

/s/ Joseph P. Henican, III                Chief Executive Officer and              June 19, 1997
----------------------------------        Vice Chairman of the Board
     Joseph P. Henican, III              (Principal Executive Officer)

             *                            President, Chief Operating
----------------------------------           Officer and Director
     William E. Rowe

             *                             Chief Financial Officer,
----------------------------------       President-Corporate Division,
     Ronald H. Patron                    Executive Vice President and
                                    Director (Principal Financial Officer)

              *                         Senior Vice President-Finance,
----------------------------------         Secretary and Treasurer
     Kenneth C. Budde                   (Principal Accounting Officer)

              *                                    Director
----------------------------------
     Darwin C. Fenner

                                                   Director
----------------------------------
     John P. Laborde

                                                   Director
----------------------------------
     James W. McFarland

               *                                   Director
----------------------------------
     Michael O. Read


*By:  /s/ Joseph P. Henican, III                                                   June 19, 1997
    -------------------------------
    Joseph P. Henican, III
    Attorney-in-fact
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